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                              SERVICE AGREEMENT

Date: 24th day of January 1997

Parties

1.   "The Company":        MSU (UK) Limited having it's place of business
                           at Elder House, 526 to 528 Elder Gate, Central
                           Milton Keynes, Bucks, MK9 1LR

2.   "The Executive":      Richard Horby Phillips Wychwood, 86, Kimpton
                           Road, Blackmore End, Wheathampstead,
                           Hertfordshire, AL4 8LX.

Operative Provisions:

1.   Interpretation

     1.1 The headings and marginal headings to the clauses in this agreement are for convenience only and have no legal effect.

     1.2 Any reference in this agreement to any Act or delegated legislation includes any statutory modification or re-enactment thereof or the provisions referred to.

     1.3  In this agreement:

          'THE BOARD' means the board of directors of the Company and includes any committee of the Board duly appointed by it.

          'GROUP COMPANY' means any company which for the time being is a company having an ordinary share capital (as defined in s.832 Income and Corporation Taxes Act 1988) of which not less than 25 per cent is owned directly or indirectly by the Company or it's holding company applying the provisions of s.838 Income and Corporation Taxes Act 1988 in the determination of ownership.

          'MANAGING DIRECTOR' means any person or persons jointly holding such office of the Company from time to time and includes any person(s) exercising substantially the functions of a managing director or chief executive officer of the Company.


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          'RECOGNISED INVESTMENT EXCHANGE' means any body of persons which is for the time being a Recognised Investment Exchange for the purposes of the Financial Services Act 1986.

2.   Appointment and Duration

     2.1 The Company appoints the Executive and the Executive agrees to serve as the Financial Director. The Executive accepts that the Company may reasonably require him to perform other duties or tasks not within the scope of his normal duties and the Executive agrees to perform those duties or undertake those tasks as if they were specifically required under this Agreement.

     2.2  The appointment commenced on 2 January 1997.

          2.2.1 During the initial three months of this Agreement the Executive shall work for four days a week ("the Initial Period").

          2.2.2 Thereafter for the remainder of the term of this Agreement the Executive shall carry out his duties on a full time basis.

          2.2.3 The appointment shall continue until terminated by either party giving one month's prior notice in writing if given in the Initial Period and thereafter not less than six months calender prior notice in writing.

     2.3. The Executive warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract with or of any other obligation to any third party binding on him.

3.   Duties of the Executive

     3.1  The Executive shall at all times during the term of this Agreement:

          3.1.1 devote substantially the whole of his time attention and ability to the duties of his appointment;

          3.1.2 faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in him;

          3.1.3 obey all lawful and reasonable directions of the Board;

          3.1.4 use his best endeavours to promote the interests of the Company and it's Group Companies;

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          3.1.5 keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and it's Group Companies and provide such explanations as the Board may require;

          3.1.6 not at any time to make any untrue or misleading statement to the Company or any Group Company.

     3.2 The Executive shall if and for so long as the Company reasonably require during the period of this Agreement;

          3.2.1 carry out duties on behalf of any Group Company:

          3.2.2 act as an officer of any Group Company or hold any other appointment or office as nominee or representative of the Company or any Group Company:

          3.2.3 Carry out the duties and the duties attendant upon any such appointment as if they were duties to be performed by him on behalf of the Company.

4.   Place of Work

     4.1 The Executive shall perform his duties at the Head Office of the Company from time to time and/or such other places of business as the Company requires, including occasional visits outside the United Kingdom in the ordinary course of his duties.

5.   Pay

     5.1  During his appointment the Company shall pay to the Executive:

          5.1.1 a basic salary of `L'50,000 per year during the Initial Period and thereafter at the rate of `L'65,000 per year which shall accrue day to day be payable by equal monthly instalments in arrears on or about the 26th day of each month;

          5.1.2 a bonus in each year of this Agreement in accordance with the Company's executive bonus scheme as determined from time to time by the Board.

     5.2 The Executive's salary shall be reviewed by the Board on 30th June in each year and the rate of salary may be increased by the Company with effect from that date by such amount if any as it shall think fit.

     5.3 The Company shall cover the cost of membership for the Executive and his immediate family of an approved private patients medical plan with a reputable medical expenses insurance company.

     5.4 The Executive will be a member of the Company's proposed life assurance scheme (when implemented) designed to give benefits equal to four times his


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          annual salary from time to time and the Company will pay promptly all contributions due in respect of his membership of the scheme.

6.   Car Allowance

     6.1  The Company shall provide the Executive with:

          6.1.1 a car use allowance of `L'750.00 per month or at his option:

          6.1.2 for his sole business and private use a car of model and specification selected by the Company which in the reasonable opinion of the Board is commensurate with the status of the Executive and the image of the Company.

     6.2 In such latter case the Company shall bear all running costs and expenses of the car and shall replace the car with the same or an equivalent model when it has travelled 45,000 miles or on the third anniversary of the date of it's purchase by the Company.

     6.3 The Executive shall always comply with all regulations laid down by the Company from time to time with respect to company cars (where appropriate) and shall forthwith notify the Company of any accidents involving his Company car and of any charges of driving offenses which are brought against him and on the termination of his employment for any reason whether lawful or not shall forthwith return his company car to the Company at it's Head Office.

7.   Expenses

     7.1 The Company shall reimburse to the Executive all travelling hotel entertainment and other expenses reasonably incurred by him in the proper performance of his duties subject to the Executive complying with such guidelines or regulations issued by the Company from time to time in this respect and to the production to the Company of such vouchers or receipts or other evidence of payment as it shall reasonably require.

     7.2 Where the Company issues a Company sponsored credit or charge card to the Executive he shall use such credit or charge card only for expenses reimbursable under clause 7.1 above and shall return it to the Company forthwith on the termination of his employment.

8.   Holiday

     8.1 In addition to public holidays the Executive is entitled to 25 working days paid holiday in each year from January 1 to December 31 to be taken at such time or


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          times as are agreed with the Board. The Executive shall not without the consent of the Board carry forward any unused part of his holiday entitlement to a subsequent year.

     8.2 On the termination of his employment for whatever reason the Executive shall be entitled to pay in lieu of outstanding holiday entitlement and shall be required to pay the Company any salary received for holiday taken in excess of his actual entitlement. The basis of payment and repayment shall be 1/253 of the Executive's annual salary for each day.

9.   Incapacity

     9.1 If the Executive is unavailable because of sickness (including mental disorder) or injury he shall report this fact forthwith to the Company Secretary's office.

     9.2 If the Executive shall be absent from work due to sickness (including mental disorder) or injury he shall be paid his full remuneration hereunder for up to 6 months absence in any 12 month period, and thereafter such remuneration, if any, as the Board shall determine from time to time.

     9.3 If at any time during the period of his appointment the Executive shall be unavailable for work for a period of 28 days in any 12 month period he shall upon request and at the expense of the Company permit himself to be examined by a registered medical practitioner to be selected by the Company and shall authorise such medical practitioner to disclose to and discuss with the Company's medical adviser the results of such examination and any matters which arise from it in order that the Company's medical adviser can notify the Company of any matters which, in his opinion, might hinder or prevent the Executive (if during a period of incapacity) from returning to work for any period or (in other circumstances) from properly performing any duties of his appointment at any time.

10.  Trust and Confidence

     10.1 As a condition of his appointment the Executive agrees to be bound by the terms of the Trust and Confidence Agreement attached as Schedule II hereto.

11.  Termination of Agreement

     11.1 Automatic Termination: This Agreement shall automatically terminate upon the Executive reaching his 65th birthday.





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        11.2    Suspension:
                In order to investigate a complaint against the Executive of misconduct the Company is entitled to suspend the Executive on full pay for a period not exceeding 28 days to carry out a proper investigation and hold a disciplinary hearing.

        11.3    Immediate Dismissal:
                The Company may with immediate effect terminate this Agreement if the Executive:

                11.3.1 commits any act of gross misconduct or repeats or
                       continues (after written warning) any other material or serious breach of his obligations under this Agreement; or

                11.3.2 is guilty of any conduct which in the reasonable opinion of the Board brings him or the Company or any Group Company into serious disrepute; or

                11.3.3 is convicted of any criminal offence punishable with 6 months or more imprisonment (excluding an offence under the road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended); or

                11.3.4 commits any act of dishonesty relating to the Company or any Group Company any of it's or their employees or otherwise: or

                11.3.5 becomes bankrupt or makes any composition with his
                       creditors or otherwise; or

                11.3.6 is in the reasonable opinion of the Board incompetent in the performance of his duties.

        11.4    Pay in lieu:
                On serving notice for any reason to terminate this Agreement or at any time thereafter during the currency of the notice the Company shall be entitled to pay the Executive his basic salary at the rate then payable under clause 5 hereof for the unexpired portion of the duration of his appointment or entitlement to notice as may be.

        11.5    Miscellaneous:
                On termination of this Agreement for any reason, the Executive shall at the request of the Company resign (without prejudice to any claims which the executive may have against the Company arising out of this Agreement or the termination thereof) from all and any offices which he holds as a director of the Company or of any Group Company and from all other appointments and offices which he holds as a


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                nominee or representative of the Company or any Group Company and if he shall fail to do so within seven days the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s) or transfer(s).

12.     GENERAL

        12.1    Statutory Particulars
                The further particulars of employment not contained in the body of this Agreement which must be given to the Executive in compliance with Part 1 Employment Protection (Consolidation) Act 1978 as given in Schedule I.

        12.2    Accrued rights
                The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

        12.3    Proper Law
                The validity construction and performance of this Agreement shall be governed by the Laws of England and Wales.

        12.4    Acceptance of Jurisdiction
                All disputes claims or proceedings between the parties relating to the validity construction or performance of this Agreement shall be subject to the nonexclusive jurisdiction of the High Court of Justice in England and Wales to which the parties irrevocably submit.

        12.5    Notices
                Any notices to be given by a party under this agreement must be given by delivery at or sending first class post or other faster postal service or telex facsimile transmission or other means of telecommunication in permanent written form to the last known postal address or relevant telecommunications number of the other party. Where notice is given sending in a prescribed manner it shall be deemed to have been received when in the ordinary course of the transmission it would have been received by the addressee. To prove the giving of a notice it shall be sufficient to show it was despatched. A notice shall have effect from the sooner of it's actual or deemed receipt by the addressee.


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        12.6    Each provision of this deed is independent and severable from the remaining provisions and enforceable accordingly. If any provision of this deed shall be unenforceable for any reason but would be enforceable if part of the wording therefor were deleted, it shall apply with such deletions as may be necessary to make it enforceable.



IN WITNESS WHEREOF THE COMPANY AND THE EXECUTIVE HAVE EXECUTED THIS DOCUMENT AS A DEED THE DAY AND YEAR FIRST BEFORE WRITTEN

 Signed by the Executive)
 and delivered as a Deed)   /s/ R. H. PHILLIPS
 in the presence of:    )--------------------------



 /s/ CHRISTINE ARMSTRONG
---------------------------
         Witness


  Signed and delivered as             )
  a deed by                           )  /s/ WYNFORD P. HOLLOWAY
  (Director) and by            )       ---------------------------
  (Director/Secretary)         )
  for and on behalf of the            )  /s/ WILLIAM D. SNOWDEN
  Company in the presence of:  )       ---------------------------


   [signature illegible]
---------------------------
         Witness




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                                   SCHEDULE 1

 PART 1 EMPLOYMENT PROTECTION (CONSOLIDATION) ACT 1978 ACT

The following information is given supplemental to the information given in the body of this Agreement in order to comply with the requirements of Part 1 of the Act


1      The Executives employment with the Company commenced on 2 January 1997

2 There are no normal hours of work The Executive shall fulfill such hours of work as may be necessary so as to properly fulfil his duties.

3 No contracting out certificate pursuant to the provisions of the Social Security pension Act 1975 is held by the Company in respect of the Executives employment.

4 The Executive is subject to the Company's Disciplinary Rules and Procedures which will be in accordance with ACAS code of practise.

5 If the Executive has any grievance relating to his employment (other than one relating to a disciplinary decision) he should refer such grievance to the Chairman of the Board and if the grievance is not resolved by discussion with him it will be referred to the Board for resolution.





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                         TRUST AND CONFIDENCE AGREEMENT


Dated the      day of                        1997


PARTIES:

1.    "The Company":      MSU (UK) Limited whose registered office is at Elder
                          House, 526 to 528 Elder Gate, Central Milton Keynes,
                          MK 1LR, United Kingdom.

2.    "The Executive":    Richard Horby Phillips of Wychwood, 86 Kimpton Road,
                          Blackmore End, Wheathampstead, Hertfordshire, AL4 8LX

1.    DEFINITIONS

In this Deed, the following phrases shall, unless the context requires otherwise, have the following meanings:

1.1 "Businesses" means all and any trades or other commercial activities of the Company or any Group Company:

       1.1.1 with which the Executive shall have been concerned or involved to any material extent at any time during his appointment by the Company which the Company or any Group Company shall carry on with a view to profit; or

       1.1.2 which the Company or any Group Company shall at the Termination Date have determined to carry on with a view to profit in the immediate or foreseeable future and in relation to which the Executive shall at the Termination Date possess any Confidential Business Information.

1.2 "Company Invention" means any improvement, invention or discovery made by the Executive which applying the provisions of Section 39 of the Patents Act 1977 in the determination of ownership is, as between the parties, the property of the Company.

1.3 "Confidential Business Information" means all and any Corporate Information, Marketing Information, Technical Information and other information (whether or not recorded in documentary form or on computer disk or tape) to which the Company or any Group Company attaches an equivalent level of confidentiality to any third party:

       1.3.1 which the Executive shall acquire at any time during his appointment by the



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              Company but which does not form part of the Executive's own stock in trade; and

       1.3.2 which is not readily ascertainable to persons not connected with the Company or any Group Company either at all or without a significant expenditure of labour, skill or money.

1.4 "Corporate Information" means all and any information (whether or not recorded in documentary form or on computer disk or tape) relating to the business methods, corporate plans, management systems, finances, maturing new business opportunities or research and development projects of the Company or any Group Company.

1.5 "Customer" means any person firm or company who or which shall at the Termination Date be negotiating with the Company or any Group Company for the supply of any Restricted Products or the provision of any Restricted Services or to whom or which the Company or any Group Company shall at any time during the period of one year prior to the Termination Date have supplied any Restricted Products or provided any Restricted Services.

1.6 "Group Company" means any company which for the time being is a company having an ordinary share capital (as defined in Section 832 of the Income and Corporation Taxes Act 1988) of which not less than 25 per cent is owned directly or indirectly by the Company or its holding company applying the provisions of Section 838 of the Income and Corporation Taxes Act 1988 in the determination of ownership.

1.7 "Marketing Information" means all and any information (whether or not recorded in documentary form or on computer disk or tape) relating to the marketing or sales of any past, present or future product or service of the Company or any Group Company including, without limitation, sales targets and statistics, market share and pricing statistics, marketing surveys and plans, market research reports, sales techniques, price lists, discount structures, advertising and promotional material, the names, addresses, telephone numbers, contact names and identities of customers and potential customers of any supplies and potential suppliers to the Company or any Group Company, the nature of their business operations, their requirements for any product or service sold to or purchased by the Company or any Group Company and all confidential aspects of their business relationship with the Company or any Group Company.

1.8    "Material Interest" means:



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       1.8.1  the holding of any position as director, officer, employee, consultant, partner, principal or agent;

       1.8.2 the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than three per cent of the issued ordinary shares of any company whose shares are listed on any Recognised Investment Exchange (as defined in Section 207 of the Financial Services Act
              1986); or

        1.8.3 the direct or indirect provision of any financial assistance.

1.9    "Restricted Area" means

1.10 "Restricted Products" means all and any products of a kind which shall be dealt in, produced, marketed or sold by the Company or any Group Company in the order course of the Business.

1.11 "Restricted Services" means all and any services of a kind which shall be provided by the Company or any Group Company in the ordinary course of the Business.

1.12 "Technical Information" means all and any trade secrets, secret formulae, processes, inventions, designs, know-how, discoveries, technical specifications and any other technical information (whether or not recorded in documentary form or on computer disk or tape) relating to the creation, production or supply of any past, present or future product or service of the Company or any Group Company.

1.13 "Termination Date" means the date on which the Executive shall cease to work in any of the Businesses.

2.     ACKNOWLEDGEMENTS BY THE EXECUTIVE

The Executive acknowledges:

2.1 That the Company and each Group Company possesses a valuable body of Confidential Business Information;

2.2 That the Company will give him access to Confidential Business Information in order that he may carry out the duties of his appointment;

2.3 That the duties of his appointment include, without limitation, a duty of trust and confidence and a duty to act at all times in the best interests of the Company.

2.4 That the Company requires all its senior employees to accept restrictions which are



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       similar to those set out in clause 3 and 4 for its and each of their mutual protection.

2.5 That his knowledge of Confidential Business Information directly benefits him by enabling him to perform his management duties.

2.6 That the disclosure of any Confidential Business Information to any customer or actual or potential competitor of the Company or any Group Company would place such a company at a serious competitive disadvantage and would cause immeasurable (financial and other) damage to the Businesses.

2.7 That if, on leaving the employment of the Company, he was to hold any Material Interest in a Customer or any actual or potential competitor of the Company or any Group Company, it would place such company at a serious competitive disadvantage and would cause immeasurable (financial and other) damage to the Businesses.

3.     OBLIGATIONS DURING EMPLOYMENT

       3.1    Inventions

              3.1.1 If at any time during his appointment the Executive (whether alone or with any other person or persons) makes any invention which relates either directly or indirectly to the business of the Company or any Group Company, the Executive shall promptly disclose to the Company full details, including drawings and models, of such invention to enable the Company to determine whether or not it is a Company Invention.

              3.1.2 Decisions as to the patenting and exploitation of any Company Invention shall be at the sole discretion of the Company.

              3.1.3 The Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to execute documents, to use the Executive's name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provisions of clause 3.1.3 and a certificate in writing signed by any Director or the Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case so far as any third party is concerned.

     3.2  Copyright etc.





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          3.2.1 The Executive shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by him alone or with others (except only those works originated, conceived, written or made by him wholly outside his normal working hours which are wholly unconnected with his appointment) and shall hold them in trust for the Company until such rights shall be fully and absolutely vested in the Company.

          3.2.2 The Executive hereby assigns to the Company by way of future assignment all copyright, design right and other proprietary rights (if any) for the full term thereof throughout the World in respect of all copyright works and designs originated, conceived, written or made by the Executive (except only those works or designs originated, conceived, written or made by the Executive wholly outside his normal working hours which are wholly unconnected with his appointment) during the period of his appointment by the Company.

          3.2.3 The Executive hereby irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on him by Chapter IV of Part I of the Copyright Designs and Patents Act 1988 for any work in which copyright or design right is vested in the Company whether by clause 3.2.2 or otherwise.

          3.2.4 The Executive shall, at the request and expense of the Company, do all things necessary or desirable to substantiate the rights of the Company under clauses 3.2.2 and 3.2.3.

     3.3  Share Dealings

          3.3.1 The Executive shall comply, where relevant, with every rule of law, every requirement of the Securities and Exchange Commission and every regulation of the Company from time to time in force in relation to dealings in shares, debentures or other securities of the Company or any Group Company and unpublished price sensitive information affecting the shares, debentures or other securities of any other company and, in relation to overseas dealings, the Executive shall also comply with all laws of the state and all regulations of the stock exchange, market or



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                dealing system in which such dealings take place.

          3.3.2 The Executive shall not (and shall procure so far as he is able that his spouse and children shall not) deal or become or cease to be interested (within the meaning of Part I of Schedule XIII to the Companies Act 1985) in any securities of the Company except in accordance with any Company rules or guidelines from time to time relating to securities transactions by directors.

     3.4   Conflict of Interest

          3.4.1 The Executive agrees that during the period of his appointment by the Company, he shall:

                3.4.1.1 abide by any relevant Company policy which may be
                        promulgated from time to time;

                3.4.1.2 not directly or indirectly disclose to any person, firm or company or use other than for any legitimate purposes of the Company or any Group Company any Confidential Business Information;

                3.4.1.3 not without the Company's prior written permission hold any Material Interest in any person firm or company which:

                        (a) is or shall be in competition with any of the
                            Businesses; or

                        (b) impairs or might reasonably be thought by the
                            Company to impair his ability to act at all times in the best interests of the Company; or

                        (c) requires or might reasonably be thought by the
                            Company to require him to disclose any Confidential Business Information in order properly to discharge his duties to or to further his interest in such person firm or company.

                3.4.1.4 Not directly or indirectly receive or obtain in respect of any goods or services sold or purchased or other business transacted (whether or not by him) by or on behalf of the Company or any Group Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised


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                        by any Company rules or guidelines from time to time and
                        if he or any firm or company in which he holds any Material Interest shall obtain any such discount, rebate, commission or inducement, he shall immediately account to the Company for the amount so received.

                3.4.1.5 Not without the prior authority of the Company remove from the Company premises or copy or allow others to copy the contents of any document computer disk tape or other tangible item which contains any Confidential Business Information or which belongs to the Company or any Group Company.

                3.4.1.6 Return to the Company upon request and, in any event, at the Termination Date, all documents, computer disks and tapes and other tangible items in his possession or under his control which belong to the Company or any Group Company or which contain or refer to any Confidential Business Information.

                3.4.1.7 If so requested by the Company delete all Confidential
                        Business Information from any computer disks, tapes or other re-usable material in his possession or under his control and destroy all other documents and tangible items in his possession or under his control which contain or refer to any Confidential Business Information.

4. OBLIGATIONS AFTER EMPLOYMENT

The Executive shall not within the Restricted Area directly or indirectly:

4.1 For the period of 12 months after the Termination Date hold any Material Interest in any business which is or shall be wholly or partly in competition with any of the Businesses.

4.2 For the period of 12 months after the Termination Date, hold any Material Interest in any person firm or company (other than those which clause 4.1 above refers) which requires or might reasonably be thought by the Company to require him to disclose or make use of any Confidential Business Information in order properly to discharge his duties to or to further his interest in such person, firm or company.

4.3 For the period of 12 months after the Termination Date seek in any capacity whatsoever



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          any business, orders or custom for any Restricted Products or
          Restricted Services from any Customer.

4.4 For the period of 12 months after the Termination Date, accept in any capacity whatsoever orders for any Restricted Products or Restricted Services from any Customer.

4.5 At any time before or after the Termination Date, induce or seek to induce by any means involving the disclosure or use of Confidential Business Information any Customer to cease dealing with the Company or any Group Company or to restrict or vary the terms upon which it deals with the Company or any Group Company.

4.6 For the period of 12 months after the Termination Date solicit or entice away or seek to entice away from the Company or any Group Company any person who is and was at the Termination Date employed by the Company or any Group Company to work in any of the Businesses as a director, senior manager or salesperson.

4.7 At any time after the Termination Date represent himself or permit himself to be held out by any person, firm or company as being in any way connected with or interested in the Company or any Group Company.

4.8 At any time after the Termination Date disclose to any person, firm or company or make use of any Confidential Business Information.

5. GENERAL

5.1 Each provision of this Deed is independent and severable from the remaining provisions and enforceable accordingly. If any provisions of this Deed shall be unenforceable for any reason but would be enforceable if part of the wording thereof were deleted, it shall apply with such deletions as may be necessary to make it enforceable.

5.2 The Executive has given the undertakings contained in clause 3 to the Company as trustee for itself and for each Group Company and will at the request and cost of the Company enter into direct undertakings with any Group Company which correspond to the undertakings in clause 4, or which are less onerous only to the extent necessary (in the opinion of the Company or its legal advisors) to ensure that such undertakings are valid and enforceable.

5.3 Upon termination of the Executive's employment for any reason, the Company may require the Executive to attend an interview which shall be conducted by a representative of the Company at which the Company's representative shall review with the Executive



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          the terms of this Deed and the precise nature of the Executive's obligations to the Company under the Deed and any Group Company under any Deed entered into pursuant to clause 5.2 above.

5.4 The provisions of this Deed may be amended only by a written instrument executed by both the Company and the Executive.

5.5 The validity, enforceability, construction and interpretation of this Deed shall be governed by English Law.

5.6 The rights and obligations of the Company hereunder shall be transferred to its successors and assigns. The Executive may not, however, transfer or assign his rights or obligations under this Deed.

Signed as a Deed by                     )
Richard Horby Phillips                  ) /s/ RICHARD HORBY PHILLPS
in the presence of                      )



        /s/ CHRISTINE ARMSTRONG
 ........................................
Witness


Signed and delivered as a               )
Deed by (Director) and by               ) /s/ WYNFORD P. HOLLOWAY
(Secretary) for and on                  ) /s/ WILLIAM D. SNOWDEN
behalf of the Company in the            )
presence of                             )


[signature illegible]

 .........................................
Witness /s/ 48 The Parade
         Cardiff



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